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                                                                     Exhibit 8.2


                          [LETTERHEAD OF ROPES & GRAY]




                                                     September 24, 1999



American Heritage Life Investment Corporation
1776 American Heritage Life Drive
Jacksonville, FL  32224

Ladies and Gentlemen:

         We have acted as counsel to American Heritage Life Investment Corporation ("American Heritage"), a Florida corporation, in connection with the proposed merger (the "Merger") of American Heritage with and into A.P.L. Acquisition Corporation ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of The Allstate Corporation ("Allstate"), a Delaware corporation, pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of July 8, 1999 by and among Allstate, American Heritage and Merger Sub. The Merger is described in the Registration Statement on Form S-4 (the "Registration Statement") of which this exhibit is a part. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. All capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

         For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Merger Agreement, (ii) the Joint Proxy Statement and Prospectus (the "Proxy Statement") included in the Registration Statement, (iii) Officer's Certificates delivered by American Heritage and Allstate to us in connection with this opinion, and (iv) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. We have assumed without investigation or verification that all statements contained in the foregoing documents are true, correct, and complete as of the date hereof and will remain true, correct and complete as of the Effective Time; that no actions inconsistent with such statements have occurred or will occur; that all such statements made "to the best of the knowledge of" any persons or parties, or similarly qualified, are true, correct and complete as if made without such qualification; and, as to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement.

         We also have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement (including satisfaction of all covenants and conditions to the obligations of

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American Heritage Life Investment Corp.     -2-               September 24, 1999



the parties without amendment or waiver thereof); (ii) all representations and warranties contained in the Merger Agreement are true, correct, and complete in all respects; (iii) the Merger will be effective as a merger under applicable state laws; and (iv) each of American Heritage, Allstate and Merger Sub will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code (the "Code") and the Treasury regulations promulgated thereunder.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions and any change in applicable law after the date hereof could adversely affect our opinion. No ruling has been sought from the Internal Revenue Service by American Heritage, Allstate or Merger Sub as to the federal income tax consequences of any aspect of the Merger, and the Internal Revenue Service is not bound by our opinion herein.

         Based upon and subject to the foregoing as well as to the qualifications and limitations set forth below, it is our opinion that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of any of the transactions under any foreign, state, or local tax law or the tax consequences of any other transactions contemplated or entered into by American Heritage, Allstate or Merger Sub in connection with the transactions described above. Our opinion is based on current federal income tax law and we do not undertake to advise you as to any changes in federal income tax law after the date hereof that may affect our opinion.

         This opinion is solely for your benefit, shall not inure to the benefit of any other person, including without limitation any successor or assign of American Heritage, whether by operation of law or otherwise, and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission.

         We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement on Form S-4 filed by Allstate in connection with the Merger.

                                        Very truly yours,


                                        /s/ Ropes & Gray